UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, James B. Breitmeyer, M.D., Ph.D. accepted an appointment to fill a newly-created seat on Zogenix, Inc.’s (the “Company”) Board of Directors (the “Board”), effective immediately. Based upon the recommendation of the Board’s Nominating/Corporate Governance Committee, Dr. Breitmeyer was appointed as a Class II director, with an initial term expiring at the 2015 annual meeting of the Company’s stockholders.

Dr. Breitmeyer, 60, currently serves as the President of Bavarian Nordic, Inc., an international biotechnology company, and also serves as the Executive Vice President at Bavarian Nordic A/S, positions he has held since February 2013. He served as acting Chief Medical Officer to the Company from August 2012 to February 2013. Dr. Breitmeyer served as Executive Vice President of Development and Chief Medical Officer of Cadence Pharmaceuticals, Inc., a biopharmaceutical company, from August 2006 to August 2012. He served as Chief Medical Officer of Applied Molecular Evolution, Inc., a wholly-owned subsidiary of Eli Lilly and Company, a global pharmaceutical company, from December 2001 to August 2006. From 2000 to 2001, Dr. Breitmeyer served as the President and Chief Executive Officer of the Harvard Clinical Research Institute. From 1991 to 2000, he held a variety of positions at Serono Laboratories Inc., a global biopharmaceutical company, including Chief Medical Officer and Senior Vice President of Research and Development. Prior to Serono Laboratories, he served as a consultant to ImmunoGen, Inc., and held clinical and teaching positions at the Dana Farber Cancer Institute and Harvard Medical School. Dr. Breitmeyer holds a B.A. in Chemistry from the University of California, Santa Cruz, an M.D. and Ph.D. from Washington University School of Medicine, and is Board Certified in Internal Medicine and Oncology.

In connection with his appointment to the Board, pursuant to the Company’s independent director compensation policy, Dr. Breitmeyer has been granted an option to purchase 75,000 shares of the Company’s common stock, which have an exercise price per share equal to $3.07, the fair market value of the Company’s common stock on the date of grant. The options will vest over three years in thirty-six equal monthly installments, subject to his continuing service on the Board. Dr. Breitmeyer will also receive cash compensation for his service on the Board in accordance with the Company’s independent director compensation policy, as such policy may be amended from time to time. There are no other arrangements or understandings between Dr. Breitmeyer and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which the Company is a party and in which Dr. Breitmeyer has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: March 26, 2014	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary